UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2024

GREENBROOK TMS INC.

(Exact name of registrant as specified in its charter)

Ontario	001-40199	98-1512724
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employee Identification No.)

890 Yonge Street, 7th Floor

Toronto, Ontario Canada

M4W 3P4

(Address of Principal Executive Offices)

(866) 928-6076

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 19, 2024, Greenbrook TMS Inc. (the “Company”) entered into the fortieth amendment (the “Amendment”) to the Company’s credit agreement, dated as of July 14, 2022 (as previously amended and as amended by the Amendment, the “Credit Agreement”), by and among the Company, certain of its subsidiaries party thereto as guarantors, Madryn Fund Administration, LLC, as administrative agent (“Madryn”) and the lenders party thereto. Pursuant to the Amendment, the Company borrowed US$1,279,188 in senior secured term loans (the “New Loans”), the proceeds of which are expected to be used by the Company for general corporate and working capital purposes. The Amendment also lowers the interest rate on the Loans (as defined below) to 0.0% per annum, effective as of September 19, 2024, and delays the interest payment due by the Company on September 30, 2024, to a later date to be determined by the Company and Madryn.

After giving effect to the Amendment and the borrowing of the New Loans, the aggregate principal amount outstanding under the Credit Agreement is approximately US$118 million (collectively, the “Loans”). The aggregate amount outstanding under the Credit Agreement, which includes accrued interest, interest paid in kind, and all amendment fees is approximately US$134 million. Prior to September 19, 2024, the Loans accrued interest at a rate per annum equal to 9.0% plus the 3-month term Secured Overnight Financing Rate (subject to a floor of 1.5%) plus 0.10%. Pursuant to the Amendment, all Loans now accrue interest at a rate per annum equal to 0.00%. The Loans mature over 63 months and provide for four years of interest-only payments. The outstanding principal balance is due in five equal quarterly installments beginning on September 30, 2026. The Company has granted a lien on, and security interest in, all assets of the Company as security for the performance and prompt payment of the obligations of the Loan Parties (as defined in the Credit Agreement) under the Credit Agreement. For additional information regarding the Credit Agreement, please see the Company’s annual report on Form 10-K for the year ended December 31, 2023, and filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2024 (the “Annual Report”) as well as the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2024, and filed with the SEC on August 14, 2024 (the “Quarterly Report”).

Additionally, affiliates of Madryn are collectively the Company’s largest shareholder. As reported in Madryn Asset Management, LP’s amended Schedule 13D filed with the SEC on June 27, 2024, affiliates of Madryn beneficially own 64.2% of the common shares of the Company (the “Common Shares”) upon full conversion of the convertible instruments held under both the terms of the Credit Agreement and the note purchase agreement entered into by, among others, the Company and affiliates of Madryn on August 15, 2023. In connection with the previously announced agreement entered into by the Company with Neuronetics, Inc. (“Neuronetics”) whereby Neuronetics has agreed to acquire all of the issued and outstanding Common Shares (the “Neuronetics Transaction”), Madryn has agreed to convert all of the amount outstanding under the Loans and all of the subordinated convertible notes of the Company (including notes held by Madryn and other third-parties) into Common Shares prior to the effective date of the Neuronetics Transaction (the “Greenbrook Debt Conversion”). As a result, Madryn will own approximately 95.3% of the Common Shares immediately prior to closing of the Neuronetics Transaction and will receive approximately 95.3% of the Neuronetics common stock being issued to the Company’s shareholders, subject to adjustment for any interim period funding by Madryn (“Interim Period Funding”) and other customary adjustments. The New Loans constitute Interim Period Funding for purposes of the Neuronetics Transaction and will either be repaid by the Company prior to closing of the Neuronetics Transaction as described above or will be converted into Common Shares in accordance with the Greenbrook Debt Conversion.

The foregoing is not a complete discussion of the Credit Agreement and is qualified in its entirety by reference to the full text of the Credit Agreement. A copy of the thirty-seventh amended credit agreement, dated as of August 2, 2024 (the “Thirty-Seventh Amended Credit Agreement”) was filed as Exhibit 10.1 to the Quarterly Report. Defined terms used herein that are not defined are as defined in the Thirty-Seventh Amended Credit Agreement.

Certain statements contained in this Current Report on Form 8-K, including statements relating to the New Loans and the expected use of proceeds therefrom, may constitute “forward-looking information” within the meaning of applicable securities laws in Canada and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively, “forward-looking information”). Forward-looking information may relate to the Company’s future financial and liquidity outlook and anticipated events or results and may include information regarding the Company’s business, financial position, results of operations, business strategy, growth plans and strategies, technological development and implementation, budgets, operations, financial results, taxes, dividend policy, plans and objectives. Particularly, information regarding the New Loans and the expected use of proceeds therefrom, may be forward looking information. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “budget”, “scheduled”, “estimates”, “outlook”, “forecasts”, “projection”, “prospects”, “strategy”, “intends”, “anticipates”, “does not anticipate”, “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “should”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances.

Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this Current Report on Form 8-K, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward-looking statements, including, without limitation: macroeconomic factors such as inflation and recessionary conditions, substantial doubt regarding the Company’s ability to continue as a going concern due to recurring losses from operations; inability to increase cash flow and/or raise sufficient capital to support the Company’s operating activities and fund its cash obligations, repay indebtedness and satisfy the Company’s working capital needs and debt obligations; prolonged decline in the price of the Company’s Common Shares reducing the Company’s ability to raise capital; inability to satisfy debt covenants under the Credit Agreement and the potential acceleration of indebtedness; risks related to the ability to continue to negotiate amendments to the Credit Agreement to prevent a default; risks relating to maintaining an active, liquid and orderly trading market for the Common Shares as a result of the delisting of the Common Shares from Nasdaq Capital Market of the Nasdaq Stock Market LLC; risks related to the Company’s negative cash flows, liquidity and its ability to secure additional financing; increases in indebtedness levels causing a reduction in financial flexibility; inability to achieve or sustain profitability in the future; inability to secure additional financing to fund losses from operations and satisfy the Company’s debt obligations and obligations under the Neuronetics Transaction; risks relating to completion of the Neuronetics Transaction or any other strategic alternatives to the Neuronetics Transaction should it fail to be consummated, including restructuring or refinancing of the Company’s debt, seeking additional debt or equity capital, reducing or delaying the Company’s business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining bankruptcy protection, and the terms, value and timing of any transaction resulting from that process; risks and uncertainties related to the Neuronetics Transaction, including the timing for completion thereof, receipt of shareholder approvals in connection therewith, and the ability to achieve the benefits expected to be derived therefrom; claims made by or against the Company, which may be resolved unfavorably to us; risks relating to the Company’s dependence on Neuronetics as its exclusive supplier of TMS devices; risks and uncertainties relating to the restatement of our financial statements for the year ended December 31, 2022 and the quarter ended September 30, 2023, including any potential litigation and/or regulatory proceedings as well as any adverse effect on investor confidence and our reputation. Additional risks and uncertainties are discussed in the Company’s materials filed with the Canadian securities regulatory authorities and the SEC from time to time (including, but not limited to, the Annual Report), available at www.sedarplus.ca and www.sec.gov, respectively. These factors are not intended to represent a complete list of the factors that could affect the Company; however, these factors should be considered carefully. There can be no assurance that such estimates and assumptions will prove to be correct. The forward-looking statements contained in this Current Report on Form 8-K are made as of the date of this report, and the Company expressly disclaims any obligation to update or alter statements containing any forward-looking information, or the factors or assumptions underlying them, whether as a result of new information, future events or otherwise, except as required by law.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2024

Greenbrook TMS Inc.

By:	/s/ Bill Leonard
Name:	Bill Leonard
Title:	President & Chief Executive Officer